Exhibit 10.1

AMENDMENT NO. 2 TO MARKETING REPRESENTATION AGREEMENT

This Amendment No. 2 to Marketing Representation Agreement (the “Amendment No. 2”) is made this 30th day of November, 2005, by and among (i) Novoste Corporation, a Florida corporation with its principal place of business at 4350 International Boulevard, Norcross, Georgia 30093 (“Novoste”), (ii) Best Vascular, Inc., a Delaware corporation with its principal place of business at 7643 Fullerton Road, Springfield, Virginia 22153 (“Representative”), and (iii) Best Medical International, Inc., a Virginia corporation which is an affiliate of Representative, with its principal place of business at 7643 Fullerton Road, Springfield, Virginia 22153 (“BMI”);

WHEREAS, Novoste, Representative and BMI entered into that certain Marketing Representation Agreement, dated as of August 25, 2005, as amended October 12, 2005 pursuant to Amendment No. 1 to Marketing Representation Agreement (as amended, the “Marketing Representation Agreement”), pursuant to which Novoste engaged Representative to market, demonstrate and solicit orders for various products with respect to Seller’s VBT Business; and

WHEREAS, Novoste, Representative and BMI desire to amend the provisions of the Marketing Representation Agreement relating to its term; and

WHEREAS, the parties hereto are concurrently with this Amendment No. 2 entering into an amendment to the Amended and Restated Asset Purchase Agreement, dated as of October 12, 2005; and

WHEREAS, for purposes of this Amendment No. 2, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Marketing Representation Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the recitals set forth above, which are hereby incorporated by reference, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Term. Section 7.1(c) shall be amended by deleting the date “December 31, 2005” and inserting in lieu thereof the date “February 15, 2006”.

2. Other Terms Unchanged. The Marketing Representation Agreement, as amended by this Amendment No. 2, shall remain and continue in full force and effect, shall constitute a legal, valid and binding obligation of Novoste, Representative and BMI and is in all respects agreed to, ratified and confirmed hereby. Any reference to the Marketing Representation Agreement after the date first set forth above shall be deemed to be a reference to the Marketing Representation Agreement, as amended by this Amendment No. 2.

3. Governing Law. This Amendment No. 2 shall be governed by the substantive laws of the State of Georgia, without regard to conflict-of-laws issues.

4. Counterparts. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

5. Titles and Captions. Section headings are used for convenience and shall not affect the interpretation or construction of any provision of this Amendment No. 2.

[Remainder of Page Intentionally Left Blank]

Accepted and agreed to by the parties by their duly authorized representatives as of the date first set forth above.

NOVOSTE CORPORATION		BEST VASCULAR, INC.

By:	/s/ Alfred J. Novak	By:	/s/ Krishnan Suthanthiran
Title:	President and Chief Executive Officer	Title:	President
Date:	November 30, 2005	Date:	December 1, 2005

BEST MEDICAL INTERNATIONAL, INC.

By:	/s/ Krishnan Suthanthiran
Title:	President
Date:	December 1, 2005